UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2018

THE HAIN CELESTIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 587-5000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry Into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2018, the Board of Directors (the “Board”) of The Hain Celestial Group, Inc. (the “Company”) appointed Mark L. Schiller as President and Chief Executive Officer, succeeding Irwin D. Simon. In connection with the appointment, on October 26, 2018, the Company and Mr. Schiller entered into an Employment Agreement (the “Employment Agreement”), which was approved by the Board, with Mr. Schiller’s employment to commence on November 5, 2018 (the commencement of employment, the “Start Date”).

The Employment Agreement provides for an annualized base salary of $900,000, which will be reviewed not less than annually and is subject to increase at the sole discretion of the Compensation Committee of the Board, and will not be subject to proportional decrease, except in the event of an across-the-board salary reduction generally applicable to other senior-level executives. Pursuant to the terms of the Employment Agreement, Mr. Schiller is also eligible to receive an annual bonus, with a target performance payout of 125% of his annual base salary, which may range from 0 – 250% of his annual base salary, subject to the terms and conditions of an annual incentive plan to be adopted by the Compensation Committee.

On the Start Date, Mr. Schiller will be granted a number of shares of restricted stock of the Company equal to $2,000,000 based upon the closing stock price of the Company on such date, pursuant to the Company’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan and the applicable award agreement. The shares of restricted stock will vest one-third each year on the anniversary of the Start Date. Pursuant to the terms of the Employment Agreement, Mr. Schiller must retain ownership of such shares of restricted stock until all such shares have fully vested or until the earlier of a termination of his employment or a Change in Control (as defined in the Employment Agreement).

In addition, as soon as practicable following the State Date, Mr. Schiller will receive an award of 1,050,000 performance-vesting units intended to represent the total three-year long-term incentive opportunity that would have been made in fiscal years 2019 – 2021 (the “PSUs”). The PSUs will be subject to the terms and conditions set forth in the applicable award agreement (a form of which is attached as Exhibit A to the Employment Agreement, the “Inducement Grant”). The PSUs will vest pursuant to the achievement of pre-established 3-year compound annual Total Shareholder Return (the “TSR”) levels set forth below and more fully detailed in the Inducement Grant, measured in accordance with the Company’s TSR over the three-year period following the Start Date. Shares earned pursuant to the PSU grant must be held for a minimum of twelve months after vesting. Total shares earned pursuant to the PSU grant shall range from 0 to 1,050,000 based on actual performance as follows:

•	350,000 shares are earned if the 3-year compound annual TSR is at least 15% but below 20% at the end of three years.

•	525,000 shares are earned if the 3-year compound annual TSR is at least 20% but below 25% at the end of three years.

•	700,000 shares are earned if the 3-year compound annual TSR is at least 25% but below 30% at the end of three years.

•	875,000 shares are earned if the 3-year compound annual TSR is at least 30% but below 35% at the end of three years.

•	1,050,000 shares are earned if the 3-year compound annual TSR is at least 35% at the end of three years.

Beginning in fiscal year 2022, Mr. Schiller will be eligible to participate in the Company’s long-term incentive program, subject to the terms and conditions of such program as determined by the Compensation Committee.

In addition, Mr. Schiller will receive $30,000 for relocation expenses and up to $15,000 in reimbursements for legal fees incurred in connected with the negotiation of the Employment Agreement and related documents.

In the event Mr. Schiller’s employment is terminated by the Company without Cause or by him for Good Reason (each as defined in the Employment Agreement), and subject to his execution of a release, he will receive cash severance in an amount equal to two times the sum of his base salary plus his target bonus, which will be paid out over a two-year period; the PSUs will vest, if at all, pursuant to the terms of the Inducement Grant; and the unvested portion of the restricted stock will vest immediately.

If a Change of Control (as defined in the Employment Agreement) occurs and, during the period commencing six months prior to and ending twelve months following the date of the Change of Control Mr. Schiller’s employment is terminated by the Company without Cause or by Mr. Schiller for Good Reason (each as defined in the Employment Agreement), and subject to his execution of a release, Mr. Schiller will receive cash severance in an amount equal to three times the sum of his base salary plus his target bonus, which will be paid out over a three-year period; his PSUs will vest, if at all, pursuant to the terms of the Inducement Grant; and the unvested portion of the restricted stock will vest immediately. The Employment Agreement includes customary restrictive covenants.

Prior to joining the Company, Mr. Schiller served as the Executive Vice President and Chief Commercial Officer of Pinnacle Foods Inc. (“Pinnacle”) commencing in May 2017 and became the interim leader of the Sales organization in January 2018. In this role, Mr. Schiller led Pinnacle’s Grocery and Frozen segments and key commercial functions utilized across the entire organization, including marketing strategy, innovation, product development, package design, commercialization, productivity, consumer insights and shopper marketing. On an interim basis, Mr. Schiller also led Pinnacle’s Sales function. Before he served as the Executive Vice President and Chief Commercial Officer, Mr. Schiller had served in other roles of increasing responsibility for Pinnacle including, from January 2015 to May 2017, he served as Executive Vice President and President, North America Retail; from May 2013 to January 2015, he served as Executive Vice President and President, Birds Eye Frozen Division; and from June 2010 to May 2013, he served as Executive Vice President and President, Duncan Hines Grocery Division. Prior to joining Pinnacle, Mr. Schiller was employed by PepsiCo., Inc. from March 2002 to April 2010, where he served as the Senior Vice President of Frito Lay New Ventures, President of Quaker Foods and Snacks North America, and Senior Vice President and General Manager of Frito Lay Convenience Foods Division. From 1998 to 2002, Mr. Schiller was Chief Operating Officer and Co-President of Tutor Time Learning Systems, Inc., and, from 1996 to 1998, he served as president of Valley Recreation Products, Inc. Mr. Schiller began his career at the Quaker Oats Company in 1985 and served in various marketing, sales and supply chain roles.

There is no arrangement or understanding between Mr. Schiller and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Schiller and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Schiller has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement and the Inducement Grant is not complete and is qualified in its entirety by the terms and provisions of the Employment Agreement (which attaches a form of the Inducement Grant as Exhibit A thereto), a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 – Other Events.

On October 29, 2018, the Company issued a press release announcing entry into the Employment Agreement. A copy of the press release described above is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Employment Agreement dated as of October 26, 2018, by and between The Hain Celestial Group, Inc. and Mark L. Schiller.

99.1	Press Release of The Hain Celestial Group, Inc. dated October 29, 2018.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated as of October 26, 2018, by and between The Hain Celestial Group, Inc. and Mark L. Schiller.

99.1	Press Release of The Hain Celestial Group, Inc. dated October 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2018

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ Kristy Meringolo
Name:	Kristy Meringolo
Title:	Senior Vice President & General Counsel, Chief Compliance Officer